Exhibit 10.1
NORTH CAROLINA      )
                    )                        EXECUTIVE EMPLOYMENT AGREEMENT
GUILFORD COUNTY     )


            THIS AGREEMENT, made and entered into the 28th day of October, 1994, and effective as of September 1, 1994, by and between LADD Furniture, Inc., a North Carolina corporation ("Company"), and Richard R. Allen, an individual resident of North Carolina ("Executive");

                                  WITNESSETH:

            WHEREAS, Company is engaged in the manufacture, distribution, and sale of furniture; and

            WHEREAS, Company desires to employ Executive as its Chairman, Chief Executive Officer and President and Executive desires to accept such employment on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

            1. Employment. Company hereby employs Executive, and Executive hereby accepts employment and agrees to remain in the employ of the company during the term of this Agreement, on the terms and conditions hereinafter set forth.

            2. Term of Employment. Subject to the provisions in Section 9 below, the term of this Agreement shall be for a two-year period beginning on the date hereof and terminating on August 31, 1996, unless otherwise terminated as provided herein.

            3.    Nature  of Employment.  Executive is employed as Chairman of the Board, Chief Executive Officer and President of Company. Consistent with such position, Executive shall, subject to the direction of the Board of Directors of Company, direct and manage the affairs of the Company. During the term of this Agreement and any extensions or renewals thereof, Executive shall have no other employment of any nature whatsoever without the prior consent of Company. Accordingly, unless otherwise approved by Company, Executive agrees to devote his full working time to the business of Company; provided, however, nothing herein contained shall restrict or prevent Executive from personally and for his own

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account owning and dealing in stocks,  bonds,  securities,  real  estate, commodities, or other investment properties for his own benefit or the benefit of his family. Further, nothing herein contained shall restrict or prevent Executive from serving on the Board of Directors of any entity which does not directly of indirectly compete with Company.

            4.    Compensation.

            (a) Base Salary. Compensation to Executive for the services rendered on behalf of Company during the term of this Agreement shall be no less than Three Hundred Sixty-Five Thousand Dollars ($ 365,000.00) per year, payable in equal monthly installments. From time to time during the term of this Agreement, Executive's compensation may be increased if approved by the Board of Directors of Company, but shall in no event be decreased from the amount of the base salary in effect at that time. Company shall review Executive's compensation hereunder at least on an annual basis.

            (b) Incentive Compensation. In addition to Executive's base salary, Executive shall be entitled to participate in incentive compensation plans and programs generally available to executives of the Company, provided that performance goals and award targets used in the computation of awards to the Executive hereunder shall be no less favorable than those which are used in the computation of awards to other executives of the Company and shall recognize the level of responsibility of the Executive. The annual incentive opportunity shall have a maximum no less than one hundred percent (100%) of Executive's then current base salary.

            5. Expenses. Executive is authorized to incur reasonable expenses in connection with the business of Company, including expenses for travel and similar items. Company will reimburse Executive for all such expenses upon the presentation by Executive, from time to time, of an itemized account of expenditures.

            6. Vacation. Executive shall be entitled to paid vacations during each calendar year of the term of this Agreement at such times and for such duration as may be determined by the Board of Directors of the Company, t a king into consideration the needs and requirements of Company for Executive's services; provided, however, the minimum paid vacation to which Executive shall be entitled in any calendar year is four (4) weeks.

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            7.    Death  During Employment.  If Executive dies during the term of this Agreement, Company shall pay to the estate of Executive the compensation to which he would otherwise be entitled through the end of the month in which death occurs in accordance with Section 4(a) above, plus the sum of Five Thousand Dollars ($5,000.00) as an additional death benefit. Company shall also pay to the estate of Executive an amount equal to any bonus or other incentive payments which would otherwise have been due to Executive had Executive been employed as of fiscal year end, pro-rated to date of death. This Agreement shall thereupon terminate, and Company shall have no further obligation to the estate of Executive.

            8. Permanent Disability During Employment. If Executive becomes permanently disabled during the term of this Agreement, Company shall pay to Executive the compensation, in accordance with Section 4(a) above, to which he would otherwise be entitled to the end of the month in which such permanent disability occurs. Thereafter, the Executive shall continue to receive his then base salary, minus any payments provided by the Company's benefit plans and by any government sponsored program, for a twenty-four (24) month period from the date of permanent disability. This Agreement shall thereupon terminate and Company shall have no further obligation to Executive except as may be provided under Company's short-term and long-term disability plans during the term of such disability and any prorata portion of any bonus or incentive plan. Permanent disability for purposes of this Agreement shall mean a physical or mental condition of Executive that renders Executive incapable of performing the essential duties of his job and which condition shall be medically determined to be of permanent duration as same is construed under Company's disability plans.

            9. Renewal. Executive's term of employment shall be auto-matically extended upon the same terms and conditions contained herein for successive one-year periods unless a written notice of termination is given by either party at least 90 days before the end of the term of employment or any renewals or extensions thereof. In the event that the Company gives timely notice to terminate this agreement, the severance provision of Section 11 pertaining to termination without cause shall become effective.

            10.   Termination  for  Cause.   Company may terminate Executive's
employment  at  any  time  "for cause".  The term "for

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cause" shall mean (i) a material  default  or  other breach by Executive of his obligations under this Agreement,  (ii)  material  failure by Executive to diligently and competently perform his duties under this Agreement, which shall be determined by Company's Board of Directors in its reasonable discretion, (iii) insubordination or other act or acts by Executive detrimental to Company or damaging to Company's relationships with customers, suppliers or employees or (iv) fraud, dishonesty, misappropriation
of Company's assets, or conviction of a  felony.   Upon the occurrence of (i),
(ii) or (iii) above, Company shall be entitled to terminate the employment relationship hereunder upon thirty (30) days prior written notice to Executive, which notice shall state the reason for such termination and shall provide Executive an opportunity to remedy or cure such cause during such period. If such cause is not remedied or cured during such period, Company may terminate Executive's employment immediately. In the event of a termination for cause, Company shall have no obligation or liability to Executive under this Agreement except for the compensation to which he is entitled through the end of the month of termination in accordance with Section 4(a) above.

            11. Termination Without Cause. Company shall be entitled to terminate the employment relationship hereunder without cause at any time upon thirty (30) days prior written notice to Executive. In such event, Executive, if requested by Company, shall continue to render his services up to the date of termination and shall be paid the compensation to which he is entitled through the end of the month of termination in accordance with Section 4(a) above. In addition, if Company terminates this Agreement for any reason other than for cause, as specified in Section 10 above, the Executive shall be entitled to receive in twenty-four (24) equal monthly payments in an amount equal to two times the sum of (i) his then current base salary in accordance with Section 4(a) above and (ii) the average annual incentive payments to the Executive during the preceding three (3) years less earned income received during the 24-month severance period. Further, Executive shall be deemed to be One Hundred Percent (100%) vested in the Supplemental Retirement Income Plan for Salaried Employees of LADD Furniture, Inc.("SERP"). Payments under this Section 11 are in addition to and not in lieu of any benefits under the SERP or other benefit programs of the Company. The Company shall thereafter have no other obligation or liability to Executive under this Agreement.

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            12.   Termination  upon  Change  of  Control.    In the event of a
"change in control" of the Company (as hereinafter defined), the Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events during the twelve (12) months immediately preceding or following the effective date of a change in control of the Company:

            (a) a material change in the scope of the Executive's assigned duties and responsibilities from those in effect immediately prior to a change in control of the
            Company   or   the   assignment   of   duties   or
            responsibilities that are inconsistent with the Executive's status in the Company;

            (b) a reduction by the Company in the Executive's base salary or incentive compensation as in effect on the date of a change in control;

            (c) the Company's requirement that the Executive be based anywhere other than the Company's office at which he was based prior to the change in control of the Company; or

            (d) the failure by the Company to continue to provide the Executive with benefits substantially similar to those specified in Section 14 of this Agreement.

            If the Executive shall terminate his employment for Good Reason, then the Company shall pay him a lump sum severance payment in an amount equal to two times the sum of (i) his then current base salary and (ii) the average annual incentive payments to the Executive during the preceding three (3) years. Further, upon termination for Good Reason, the Executive shall immediately become 100% vested in the SERP, all outstanding stock options shall become immediately exercisable and all restrictions under Restricted Stock Agreements shall be eliminated.

            For purposes of this Agreement, a "change in control" shall be deemed to have occurred when (i) any person, corporation, or group of associated persons, excluding affiliates of the

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Company, acquires a beneficial ownership  of  an  aggregate  of  more  than fifty percent (50%) of the then outstanding shares of voting stock of the Company or (ii) a merger or consolidation to which the Company is a party and where the Company is not a surviving or continuing entity has been completed.

            13.   Property  of  Company.    Executive  agrees  that  upon  the
termination of his employment he will turn over to Company all property of Company which has come into his possession while an Executive of Company.

            14. Additional Benefits. During the term of this Agreement and any renewals or extensions thereof, Company shall keep and maintain, for the benefit of Executive, life insurance having a death benefit of not less than one hundred percent (100%) of base pay (not to exceed $300,000) and disability insurance that will provide Executive a benefit of not less than sixty-percent (60%) of base pay per month during the term of any disability. Executive and, as applicable, the Executive's family shall also have the right to participate in any Executive benefit plans or other fringe benefits adopted by Company for its officers and/or other key management employees or as a part of Company's regular compensation structure for its employees, including any group hospitalization, medical, dental, accidental death and disability and long-term disability income replacement insurance plans and any retirement income and capital accumulation plans. All such benefits shall be in addition to the compensation payments provided by this Agreement.

            15.   Covenants by Executive.

                  (a) Non-competition. During the term of employment under this Agreement including any renewals or extensions thereof, and for a period of two (2) years thereafter, Executive shall not, without the prior written approval of Company, directly or indirectly, as employer, employee, partner, stockholder, joint venturer or otherwise, enter into or in any manner take part in any business or other endeavor which would be in competition with Company in the continental United States as such business is conducted at the time of termination.

                  (b) Respect for Economic Relationships. Executive will not, during the term of his employment under this

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            Agreement including  any renewals or extensions thereof, and for a period of two (2) years thereafter, in any fashion, form, or manner, either directly or indirectly, solicit, interfere with, or endeavor to entice away from Company any customer or person, firm or
            corporation,   regularly  dealing  with  Company  or  directly  or
            indirectly interfere with, entice away, or cause any other entity to employ any other employee of Company.

                  (c) Validity of Covenants. Executive agrees that the covenants contained in this Section are reasonably necessary to protect the legitimate interests of Company, are reasonable with respect to time, territory and scope, and do not interfere with the interests of the public. Executive further agrees that the descriptions of the covenants contained in this Section are sufficiently accurate and definite to inform Executive of the scope of such covenants. Executive acknowledges that prior to entering into this Agreement he was employed "at will", and agrees that the term of employment and termination provisions contained in Sections 2, 9, 10 and 11 above constitute fully adequate and sufficient consideration for the covenants contained in Sections 15 and 17 of this Agreement.

                  (d) Specific Performance. Executive agrees that a breach or violation of any of the covenants under this Section will result in immediate and irreparable harm to Company in an amount which will be impossible to ascertain at the time of the breach or violation and that the award of monetary damages will not be adequate relief to Company. Therefore, the failure on the part of Executive to perform all of the covenants established by this Sec-tion shall give rise to a right to Company to obtain enforcement of this Section in a court of equity by a decree of specific performance or other injunctive relief. This remedy, however, shall be cumulative and in addition to any other remedy Company may have.

            16. Patent, Trade Dress and Trademark Assignment. Executive agrees without additional compensation to assign promptly to Company all rights, title, and interest in and to any and all trade secrets, inventions, letters patent, applications for letters patent, trade dress, and trademarks whether or not subject to state

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or  federal trademark during the term of employment hereunder if related to the then current products and activities of Company, such activities to include, without limitation, product development by Company, or if developed or made with the use of its facilities, equipment, materials, personnel, or trade secrets, or result directly from any work performed by Executive
for  Company.   Executive further agrees to disclose promptly  to  Company any such trade secrets, inventions, letters patent, applications for letters patent, trade dress, and trademarks, and, at the request and expense of Company, to apply for letters patent or registration thereon in every jurisdiction designated by Company.

            17. Confidential Information. Executive agrees both during the term of this Agreement and thereafter to keep secret and confidential all information labeled confidential or not generally known which is heretofore or hereafter acquired concerning the business and affairs of Company, including without limitation, information regarding trade secrets, trade dress, proprietary processes, confidential business plans, market research data and financial data, and further agrees not to disclose any such information to any person, firm, or corporation or use the same in any manner other than in furtherance of the business or affairs of Company or unless such information shall become public knowledge by other means. Executive agrees that such information is a valuable, special, and unique asset of Company. Upon the termination of Executive's employment with Company, Executive shall immediately return to Company all documents, records, notebooks, and similar repositories of information relating to confidential information of Company and/or the development of any inventions.

            18. Waiver of Breach. The waiver by Company or Executive of any breach of a provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the parties.

            19. Notice. All notices, requests, demands, payments, or other communications hereunder shall be deemed to have been duly given if in writing and hand delivered or sent by certified or registered mail, return receipt requested, to the appropriate address indicated below or to such other address as may be given in a notice sent to all parties hereto:

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            (a)   If to Company, to:
                  LADD Furniture, Inc.
                  One Plaza Center
                  P. O. Box HP-3
                  High Point, NC  27261
                  Attn:  Chief Financial Officer


            b)    If to Executive, to:

                  Richard R. Allen
                  2815 Lake Forest Drive
                  Greensboro, NC  27408

            20. Entire Agreement. This Agreement supersedes any and all other understandings and agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and constitutes the sole and only agreement between the parties with respect to said subject matter. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied here-in, and that no agreement, statement, or promise not contained in this Agreement shall be valid or binding or of any force or effect. No change or modification of this Agreement shall be valid or binding upon the parties hereto unless such change or modification is in writing and is signed by the parties hereto.

            21. Severability. If any one or more of the provisions contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, that invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if that invalid, illegal, or unenforceable provision had never been contained herein.

            22.   Parties  Bound.    The  terms,  promises,  covenants,  and
agreements contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by Company or Executive without the prior written consent of the other party.

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            23.   Consolidation,  Merger  or  Sale of Assets.  Nothing in this
Agreement shall preclude the Company from consolidating or merging into, or with, or transferring all or substantially all of its assets to another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation or merger, the use of the word "Company" herein shall mean such other corporation, and this Agreement shall continue in full force and effect.

            24.   Survival.    The  provisions  of  Sections 15 and 17 of this
Agreement shall survive the termination of this Agreement and shall continue for the terms set forth in Sections 15 and 17.


            25. Captions. Captions to the Sections of this Agreement are inserted solely for the convenience of the parties, are not a part of this Agreement, and in no way define, limit, extend or describe the scope thereof or the intent of any of the provisions.

            26.   Applicable  Law.   This Agreement shall be construed and the
legal relationship between the parties determined in accordance with the laws of the State of North Carolina.

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written, the corporate party acting through duly authorized officers.


ATTEST:                                 LADD Furniture, Inc.



___________________________             By:_______________________________
Secretary                                  Vice Chairman

(Corporate Seal)



___________________________             s/Richard R. Allen         (SEAL)
(Witness)                               Richard R. Allen


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